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                                                                   EXHIBIT 10.12

                     CLARENT CORPORATION CUSTOMER AGREEMENT

1. DEFINITIONS

     1.1. "Confidential Information" means any confidential or proprietary information, firmware, software mask works, designs, schematics, plans or any other information relating to any research project, work in process, future development, scientific, engineering, manufacturing, marketing or business plan or financial or personnel matter relating to either party, its present or future products, sales, suppliers, customers, employees, investors or business, identified by the disclosing party as Confidential Information, whether in oral, written, graphic or electronic form.

     1.2. "Marks" means the trademarks, logos and trade names that Clarent uses to identify the Software and/or System.

     1.3. "Sale" or any reference to sale, purchase, resale, or selling the Software or Systems means license, sublicense, or licensing to the extent it refers to the Software or the Software included in such Systems.

     1.4. "Sales Order Form" means the Clarent sales order form accompanying this Customer Agreement.

     1.5. "Software" means the software, and documentation thereto, owned or licensed by Clarent, as more fully described in the face of this Clarent Sales Order Form.

     1.6. "System" means the Clarent Gateway system, consisting of Software combined with certain hardware as more fully described on the face of this Clarent Sales Order Form.

2. PURCHASE AND PAYMENT

     2.1. Purchase. Customer agrees to purchase the Systems set forth in the Sales Order Form at the rates and within the time period set forth on such Sales Order Form. If any minimum purchase amount is set forth on the Sales Order Form (the "Minimum Purchase"), in the event that Customer fails to purchase the Minimum Purchase during the term, Customer shall, within thirty (30) days of invoice by Clarent, remit to Clarent the difference between the Customer Price set out on the Sales Order Form and the Clarent list price for all Systems actually purchased during that period.

     2.2. Payment Terms.

          2.2.1. Payment. Unless otherwise set forth on the Sales Order Form, Customer shall pay Clarent within thirty (30) days of receipt of Clarent's invoice for items purchased hereunder. All amounts listed on the Sales Order Form are and all payments shall be in U.S. Dollars.

          2.2.2. Late Payments. If Clarent has not received payment in full for Systems previously delivered to Customer, Clarent may in its sole discretion, in addition to any other remedies it may have at law or in equity, (a) require immediate payment prior to delivery of any additional Systems, or (b) refuse shipment of additional Systems or other products or services until all amounts then due are paid, or (c) demand and Customer agrees to immediately return to Clarent, at Customer's expense, any Systems or other products, or (d) exercise any right under this Agreement, Clarent's Credit Policy as applicable (if such has been executed by Customer and Clarent with respect to items ordered hereunder). In the event that no payments are received by Clarent within sixty
(60) days of any payment becoming due, Customer shall upon request from Clarent return all Systems for which payment is late; further Clarent shall have the right to enter onto the premises of Customer or such other location where the equipment is housed to take possession of such equipment.

          2.2.3. Interest. Customer shall pay to Clarent interest of one and one-half percent (1.5%) per month or the maximum legal rate in effect, whichever is less, of any amount not paid when due.

     2.3. Maintenance, Updates and Training. Customer agrees to pay the amounts set forth on the Sales Order Form for the support services selected by Customer, if any. In the event that Clarent makes available updates to the Software, Customer shall purchase such update at Clarent's then-current list price for such updates and shall install such upgrades promptly. Customer agrees to pay the amounts set forth on the Sales Order Form for the training selected by Customer.

     2.4. Taxes, Fees and Documentation. Customer agrees to pay, and to indemnify and hold Clarent harmless from, any sales, use, excise, withholding, import or export, value added or similar tax, not based on Clarent's gross income, and all government permit or license fees and all customs, duty, tariff and similar fees levied upon the delivery of the Software or Systems and any other deliverables, and any costs associated with the collection or withholding thereof, including penalties and interest (the "Taxes"). Customer shall be responsible for obtaining, at its expense, all required import licenses,
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permits or other governmental orders. If a resale certificate or other certificate, document or other evidence of exemption or payment or withholding of taxes by Customer is required in order to exempt the distribution or licensing of the Software or Systems from any such liability or to enable Clarent to claim any tax exemption, credit or other benefit, Customer will promptly furnish such certificate or document to Clarent.

     2.5. Audit and Reporting. Customer shall deliver to Clarent weekly reports setting forth amounts received from which Clarent is due a percentage as set forth on the Sales Order Form; such reports shall include invoices sent by Customer to the parties owing payment to Customer. Clarent will have the right to engage, at its own expense, an independent auditor to examine Customer's records from time to time as may be necessary to determine the correctness of any report or payment made under this Agreement. If any audit conducted on behalf of Clarent shows that Customer underpaid the sums due to Clarent under this Agreement, then Customer shall immediately pay to Clarent any such deficiency with interest thereon at a rate equal to the lower of one and a half percent per month or the highest rate allowed by law from the date due until paid or at such lower rate as shall be the maximum rate permitted by law. If any such audit reveals an underpayment of more than five percent of the correct amount of royalties due hereunder, such audit will be at the expense of Customer.

          2.6. Purchase Money Security Interest. To secure Customer's obligations to Clarent under this Agreement, Customer hereby grants to Clarent a first priority purchase money security interest in any now existing or hereafter acquired Collateral (defined below). "Collateral" shall mean all Systems that have not been paid for in full, including all improvements, modifications, substitutions, replacements and proceeds thereof. Proceeds shall have the meaning given to such term in the Uniform Commercial Code as in effect in the State of California from time to time. At any time and from time to time, upon request of Clarent, and at the sole expense of Customer, Customer shall promptly execute and deliver any and all such further instruments and documents and take such further actions as Clarent may request in order to perfect and maintain the first priority of Clarent's security interest, including, without limitation, the execution and delivery of UCC-1 financing statements. Customer hereby irrevocably constitutes and appoints Clarent, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Customer and in the name of Customer or in its own name, from time to time at Clarent's discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to perfect and maintain the first priority of Clarent's security interest. The power of attorney granted pursuant to this Section 2.6 is a power coupled with an interest and shall be irrevocable until all of Customer's obligations under this Agreement are paid and performed in full. Notwithstanding anything herein to the contrary, this section and the security interest granted herein shall survive termination of this Agreement and shall remain effective until all obligations of Customer secured hereunder have been satisfied in full. Customer shall indemnify Clarent for all claims, losses, liabilities, damages, costs and expenses, including reasonable attorneys' fees, which Clarent may incur in connection with the enforcement of the security interest granted herein.

3. DELIVERY AND ACCEPTANCE

     3.1. Shipment. Clarent will use commercially reasonable efforts to meet the delivery dates set forth on the Sales Order Form. Unless otherwise set forth on the Sales Order Form, all shipments of Systems shall be F.C.A. shipping point, freight and insurance prepaid and billed to Customer, and risk of loss of the Systems shall pass to Customer upon delivery to the carrier. Acceptance of Systems by Customer under this Agreement shall be deemed to have taken place upon delivery to the carrier.

     3.2. Short Supply. Both parties recognize that from time to time Clarent or its suppliers may, due to manufacturing and supply difficulties, be unable to supply Systems in the quantities ordered by Customer. In such event Clarent shall be entitled to allocate to Customer such amounts of Systems as Clarent deems reasonable in the circumstances.

4. LICENSE AND OWNERSHIP

     4.1. License. Subject to the terms and conditions of this Agreement, including but not limited to Customer paying the purchase price of the applicable System, Clarent grants Customer a nonexclusive, non-transferable license to use the Software which is included in each System solely in connection with such System for Customer's internal use only. The Software may only be copied, in whole or in part (with the proper inclusion of existing copyright notice(s) and other proprietary notice(s) on or in such Software) as may be necessary and
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incidental to use on such System, and for reasonable archival and back-up purposes.

     4.2. Ownership. Customer acknowledges and agrees that Clarent or its licensors and suppliers are and shall remain the sole owners of all intellectual property rights in and to the Systems and Software and any improvements thereto (the "Improvements") and that Customer has no rights in or to the Software or intellectual property rights thereto, the Systems or any Improvements, or any components of the foregoing. Customer agrees that it will only use the Software in conjunction with the Systems and for the purposes set forth in this Agreement. Clarent reserves all rights in the Software not expressly granted under this Agreement. Except as expressly permitted under this Agreement, Customer may not use, copy, modify, create derivative works of, distribute, sell, assign, pledge, sublicense, lease, loan, or rent, or otherwise transfer the Software, nor permit any other party to do any of the foregoing.

     4.3. No Reverse Engineering. Customer acknowledges that Clarent protects the human readable source code version of the Software as its trade secret and therefore Customer agrees not to disassemble or otherwise reverse engineer the Software for any reason, or permit any third party to do so. In the event that any applicable jurisdiction would permit to gain access to the source code notwithstanding the previous sentence, Customer agrees to notify Clarent and negotiate with Clarent the terms under which Clarent would provide such source code prior to engaging in any reverse engineering or disassembly.

5. CONFIDENTIALITY

     5.1. Confidential Information. Customer will maintain in confidence all Confidential Information disclosed by Clarent. Customer will not use, disclose or grant use of such Confidential Information except as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, Customer will obtain prior agreement from its employees, agents or consultants to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Customer will use and require that employees, agents and consultants use at least the same standard of care as Customer uses to protect its own Confidential Information of a similar nature from unauthorized use or disclosure. Customer will promptly notify Clarent upon discovery of any unauthorized use or disclosure of the Confidential Information. Customer agrees that the prices and discounts offered to Customer by Clarent shall be Confidential Information. Notwithstanding any other provision in this Agreement to the contrary, the obligations set forth in this Section 5 shall survive any termination or expiration of this Agreement in perpetuity.

     5.2. Exceptions. The obligations of confidentiality contained in this
Section 5 will not apply to the extent that it can be established by Customer by competent proof that such Confidential Information: (a) was already known to the Customer, other than under an obligation of confidentiality, at the time of disclosure by Clarent; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to Customer; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of Customer in breach of this Agreement; (d) was disclosed to Customer, other than under an obligation of confidentiality, by a third party who had no obligation to Clarent not to disclose such information to others.

6. PROPRIETARY RIGHTS NOTICES

     6.1. Trademark Notices. Customer shall not remove, replace or obscure any of the trademarks, logos or trade names of the Systems, Software or any component thereof ("Marks") unless approved in advance in writing by Clarent. Nothing contained in this Agreement shall be construed to grant Customer any right, title or interest in or to the Marks. Customer acknowledges Clarent's exclusive ownership of the Marks and the renown of such Marks worldwide. Customer shall not adopt, use or attempt to register any trademarks, service marks or trade names that are confusingly similar to the Marks or in such a way as to create combination marks with Marks. Customer shall take reasonable steps to protect Marks and advise Clarent immediately in writing if Customer becomes aware of any possible infringement of the Marks or problems in protecting the Marks.

     6.2. Copyright Notices. Customer shall not remove, obscure or alter any proprietary notices on the Software, including without limitation copyright notices, and shall not permit any third party to do so.

7. MARKETING COOPERATION

     7.1. Publicity. Customer agrees that Clarent may issue a press release regarding this Agreement in a form approved by Customer, which approval shall not be unreasonably withheld or delayed. Customer agrees that Clarent may list Customer on its list of current customers, so long as Customer is using Clarent Systems.
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     7.2. Clarent Reference. Customer agrees to act as a reference for existing and prospective customers. Customer shall designate an employee to act as a referral for Clarent customers and prospective customers, and in the event that such customers contact Customer, they shall be referred to the designated employee who shall use diligent efforts to promote Clarent and the Systems for such customer.

8. WARRANTY

     8.1. Limited Warranty. Clarent warrants to Customer that the Software and Systems will perform in substantial accordance with the documentation accompanying such Systems for a period of thirty days after delivery of the Software or System to Customer (the "Warranty Period"). Clarent does not warrant that Software or Systems are error free or that the Software or Systems perform the functions desired by Customer. The warranty set forth in this Section 8.1 not apply and shall terminate if (i) any form of the Software or System has been subject to accident, abuse, misuse, not used in accordance with Clarent's instructions, misapplication or modified by a party not authorized by Clarent; or (ii) any hardware component of the System is opened, altered, or repaired by a repair facility not authorized by Clarent. Clarent's entire liability and Customer's entire remedy will be for Clarent to use reasonable commercial efforts to correct or provide a work-around for any reproducible nonconformity with the warranty in the Software which is reported to Clarent by Customer during the Warranty Period and to repair or replace any defective hardware portions of the System which are returned to it by Customer (at Customer's expense) during the Warranty Period.

     8.2. Warranty Limitation. Except for the express limited warranty set forth in Section 8.1, clarent makes no other warranties or conditions, either express, implied or statutory, for the software and system and disclaims all implied warranties, including without limitation the implied warranties or conditions of title, non-infringement, merchantability and fitness for a particular purpose.

     8.3. Exclusive Remedy. The remedies stated in this section constitute Clarent's sole and exclusive obligations for breach of the warranty set forth in this Agreement.

9. LIMITATION OF LIABILITY

Except for breaches of Sections 4, 5, 6 and 10.2, (a) no claim or liability by either party shall be greater in amount than the purchase price of the order in respect of which damages are claimed, and (b) neither party will be liable for any loss of use, interruption of business, loss of data, lost profits, or any indirect, special, incidental, or consequential damages of any kind regardless of the form of action whether in contract, tort (including negligence), strict product liability, or otherwise, even if such party has been advised of the possibility of such damages. The parties agree that this Section 9 is an essential element of this agreement and that absent this section the economic terms of this agreement and the sales order form would be substantially different.

10. INDEMNIFICATION

     10.1. Clarent Indemnity. Clarent shall defend, indemnify and hold Customer harmless from against any final judgments, including without limitation reasonable attorney's fees of Customer therefor, that the Software developed by Clarent infringes any copyright or misappropriates any trade secret, provided, however, that Clarent shall not indemnify Customer for a claim based on any alleged infringement arising from (a) changes or modifications to the Systems by Customer or any third party or not authorized by Clarent, (b) any incorporation of the Systems or any component thereof into any product or process, (c) any use by Customer of any Systems subsequent to availability to Customer of redesigned or otherwise superseding versions of such Systems or components thereof, or (d) use of the Software outside of a System, or (e) use of Software or System not in accordance with the License expressly granted in this Agreement. The foregoing describes Carent's sole obligation and Customer's sole and exclusive remedy with respect to any infringement, claim of infringement relating to the Software or the System or any part thereof, or any intellectual property right.

     10.2. Customer Indemnity. Customer shall indemnify and hold Clarent harmless from and will defend against any and all claims, suits, losses, damages, costs, fees and expenses, including without limitation attorneys' fees, brought against Clarent that any use of or modifications to the Software or the Systems or components thereof by Customer infringes any patent or copyright of any third party or misappropriates any trade secret of a third party, provided, however, that Customer shall not indemnify Clarent for a claim based on any alleged infringement arising from any claim that would lie absent such modification.
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     10.3. Notice and Assistance. An indemnifying party under this section 10 shall only be liable for providing indemnification hereunder if the indemnified party (i) notifies the indemnifying party promptly in writing of the claim, (ii) gives the indemnifying party sole control to defend, compromise or settle the claim, and (iii) provides all available information, assistance and authority at the indemnifying party's reasonable expense to enable the indemnifying party to do so. The indemnified party can participate in the defense or settlement of any such claim at its own expense. Customer shall not enter into any settlement or compromise under its obligations set forth in Section 10.2 without the prior written consent of Clarent.

11. TERMINATION

     11.1. Termination for Cause. This Agreement may be terminated by either party upon written notice to the breaching party of a material breach or repetitive breaches of any term of this Agreement by such party which is not remedied within thirty (30) days after receipt of notice by the non-breaching party specifying such breach and requesting that it be remedied.

     11.2. Immediate Termination. This Agreement may be terminated by Clarent immediately upon written notice to Customer (i) in the event that Customer has not paid Clarent amounts due in accordance with the Sales Order Form within five
(5) business days of receipt of notice from Clarent of non-payment; or (ii) of any breach by Customer of Sections 4 or 5. This Agreement may be terminated by Clarent immediately without notice in the event of any bankruptcy or insolvency proceedings against Customer under the U.S. Bankruptcy Act or equivalent foreign law.

     11.3. Effect of Termination. Upon expiration or termination of this Agreement for any reason, Customer's right to acquire Software and Systems hereunder shall immediately terminate. However, unless this Agreement is terminated because of Customer's failure to pay or material uncured breach, the expiration or termination of this Agreement will not affect Customer's right to continue using the Software, subject to the surviving terms and conditions of this Agreement as well as the provisions set forth in Section 4. In the event that Customer has not purchased the Minimum Purchase prior to any termination of this Agreement, Customer shall immediately pay Clarent the difference in U.S. Dollars between the discounts for Software and Systems actually ordered (as applicable) and Clarent's current list price therefor.

     11.4. Intellectual Property Rights and Remedies. Nothing in this Agreement is intended to waive or limit extra-contractual rights and remedies available to Clarent to protect its proprietary interest in the Software, including, without limitation, those rights and remedies under U.S. Copyright Law, the Berne Convention or other international treaties, or applicable national copyright and intellectual property laws of the countries in which Customer may use the system.

12. SURVIVAL.

Upon any termination or expiration of this Agreement, Sections 1, 5, 8.2, 9, 10.2, 11, 13 and 14 shall survive.

13. EXPORT.

Customer acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin, including portions of the Software and the System. Customer agrees that it will not export or re-export the Software or the System in any form, without the appropriate United States and foreign governmental licenses. Customer will not export Software or Systems without the prior written approval of Clarent.

14. MISCELLANEOUS

     14.1. Assignment. No right may be assigned and no duty may be delegated by Customer under this Agreement except upon the written consent of Clarent and any attempted assignment and delegation without such consent shall be void and without effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, heirs, administrators, successors and permitted assigns except as otherwise provided herein.

     14.2. Notices. Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to either party hereto by the other party shall be in writing and shall be deemed duly served and given when personally delivered to either of the parties to whom it is directed, or in lieu of such personal service, on the same day of transmission by confirmed facsimile or seven days after deposit in the mail, first class air mail postage prepaid, or two business days after being sent by express courier, addressed to the addresses set forth above or such other addresses as the parties may indicate in writing from time to time.

     14.3. Force Majeure. Except for the duty of payment for goods and services previously supplied,
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neither party shall be responsible or liable to the other party for nonperformance or delay in performance of any terms or conditions of this Agreement due to acts of God, acts of governments, wars, riots, strikes or other labor disputes, shortages of labor or materials or other causes beyond the reasonable control of the non-performing or delayed party.

     14.4. No Waiver. Any waiver (express or implied) by either party of any breach of this Agreement shall not constitute a waiver of any other or subsequent breach. No provision of the Agreement will be waived by any act, omission or knowledge of a party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving party.

     14.5. Compliance with Law. Each party shall obey all applicable laws and regulations in the performance of its respective duties and tasks under this Agreement.

     14.6. Severability. If any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, unenforceable or excessively broad it shall be construed, by limiting and reducing it, so as to be enforceable to the fullest extent permissable under the applicable law and the remaining provisions of this Agreement will remain in full force and effect.

     14.7. Independent Contractors. Each party hereto is an independent contractor of the other and neither shall be deemed an employee, agent, partner or joint venturer of the other. Neither party shall make any commitment, by contract or otherwise, binding upon the other nor represent that it has any authority to do so.

     14.8. Governing Law/Jurisdiction. This Agreement shall for all purposes be governed by and interpreted in accordance with the laws of the State of California as those laws are applied to contracts entered into and to be performed entirely in California by California residents. Any suit or proceeding arising out of or relating to this Agreement shall be commenced in a federal court in the Northern District of California or in state court in Santa Clara County, California, and each party irrevocably submits to the jurisdiction and venue of such courts. The parties expressly agree that the United Nations Convention on the International Sale of Goods shall not apply to this Agreement.

     14.9. Language. This Agreement is in the English language only, which language shall be controlling in all respects. All communication and notices hereunder shall be in the English language.

     14.10. Government Approvals and Authority. Each party represents that all corporate action necessary for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations hereunder has been taken. Customer represents and warrants hat no consent or approval with any governmental authority is required in connection with the valid execution and performance of this Agreement. Customer shall be responsible for timely filings of this Agreement with any government commissions or agencies in the jurisdictions in which the Systems are purchased or used.

     14.11. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     14.2. Entire Agreement. The Sales Order Form together with this agreement constitutes the entire agreement of Clarent and Customer with regard to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral. This Agreement may be amended only by a written document executed by authorized representatives of Clarent and Customer.
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                        Clarent System License Agreement
                        --------------------------------

  THIS AGREEMENT IS PROOF OF YOUR RIGHT TO USE THE SOFTWARE CONTAINED IN THE CLARENT SYSTEMS AND CONTAINS ADDITIONAL INFORMATION CONCERNING CLARENT'S PRODUCT
        WARRANTY AND LIMITATIONS OF LIABILITY. PLEASE READ IT CAREFULLY.

This Agreement is between you (either an individual or an entity) and Clarent Corporation ("Clarent"). Clarent is willing to grant you the following rights to use the enclosed software and its accompanying documentation (collectively, the "Software") and the hardware systems with which they are bundled (the "Hardware") only if you agree to be bound by all of the terms of this Agreement (the Hardware and Software are referred to collectively as the "System"). By using the Software or System, you agree to be bound by all the terms of this Agreement. If you do not agree to be bound by all the terms of this Agreement, Clarent is unwilling to grant you any rights to use the Software and you must not use the Software or System; instead you must promptly return the System to Clarent for a full refund.

1. Ownership. The Software is and shall remain a proprietary product of Clarent. Clarent and Clarent's suppliers shall retain ownership of all patents, copyrights, trademarks, trade names, trade secrets and other proprietary rights relating to or residing in the Software. Except for the license grant provided in Section 2, you shall have no right, title or interest in or to the Software. The Software is licensed, not sold, to you for use only under the terms of this Agreement. If you agree to be bound by all of the terms of this Agreement by not returning the System to Clarent, you will only own the media on which the Software has been provided and not the Software itself.

2. Grant of License. Clarent grants you a personal, non-exclusive, restricted right solely to use one copy of the Software on the Hardware in the country in which you acquired the System for your own internal business purposes. You agree not to exceed the scope of the licenses granted herein. You understand that Clarent may update the Software at any time and in doing so incurs no obligation to furnish such updates to you pursuant to this Agreement.

3. Restrictions. Clarent reserves all rights in the Software not expressly granted to you. Except as permitted in Section 2, you may not use, copy, modify, create derivative works of, distribute, sell, assign, pledge, sublicense, lease, loan, rent, timeshare, deliver or otherwise transfer the Software, nor permit any other party to do any of the foregoing. You may not remove from the Software or alter any of the trademarks, trade names, logos, patent or copyright notices or markings, or add any other notices or markings to the Software. You may not derive or attempt to derive the source code of the Software by any means, nor permit any other party to derive or attempt to derive such source code. Except to the extent permissible by applicable law, and in such case only to the minimum extent applicable, you may not reverse engineer, decompile, disassemble, or translate the Software or any part thereof. You agree to keep all documentation delivered with the System under the strictest confidence and shall not distribute such items to any third party or copy them.

4. Limited Warranty. Clarent warrants that the System will perform substantially in accordance with the documentation provided by Clarent for a period of one year from your receipt of the System. This limited warranty is void if failure of the System to conform with the warranty has resulted from improper installation, testing, misuse, neglect, accident, fire or other like cause or event, or any breach of this Agreement.

5. Limited Remedies. In the event of a breach of the foregoing limited warranty, you must return the System to Clarent or the Clarent authorized distributor that provided you with the System, shipping prepaid, before the expiration of the warranty period, with a copy of the invoice for the Software. Clarent's entire liability and your exclusive remedy shall be, at Clarent's sole discretion, either to (i) provide a replacement System or
(ii) refund the fee paid for the System and terminate this Agreement. The replacement will be warranted for the remainder of the original warranty period or thirty (30) days, whichever is longer.

6. No Other Warranties. Other than the foregoing limited warranty, which is made solely by Clarent and not by any Clarent supplier, the Software is being licensed and the Hardware is being transferred to you "as is," without warranty of any kind. Clarent and Clarent's suppliers disclaim all other warranties, express or implied, including without limitation the warranties of merchantability, fitness for a particular purpose, title and noninfringement of third party rights. Some jurisdictions do not allow the disclaimer of implied warranties, so the above disclaimer may not apply to you, in which case the duration of any such implied warranties is limited to sixty (60) days from the date the software is received by you. This warranty gives you specific legal rights. You may have other legal rights which vary from jurisdiction to jurisdiction.

7. Limitation of Liability. Clarent's aggregate liability in connection with this agreement and the Software, Hardware, and System regardless of the form of the action giving rise to such liability (whether in contract, tort or otherwise), shall not exceed the fees paid to Clarent for the System. No Clarent supplier shall have any liability whatsoever under this agreement. Clarent and Clarent's suppliers shall not be liable for any indirect, exemplary, special, consequential or incidental damages of any kind (including without limitation lost profits), even if Clarent or such supplier has been advised of the possibility of such damages. Some jurisdictions do not allow the limitation or exclusion of liability for consequential or incidental damages so the above limitation or exclusion may not apply to you. Clarent shall not be liable for any claims of third parties relating to the software. The limited warranty, limited remedies and limited liability provisions contained in this agreement are fundamental parts of the basis of Clarent's bargain hereunder, and Clarent would not be able to provide the system to you absent such limitations.

8. Termination. You may terminate this Agreement at any time. This Agreement shall terminate automatically upon your breach of any term of this Agreement. Upon termination, you shall destroy the Software. Sections 1 and 7 shall survive termination of this Agreement.

9. Government End Users. The Software is comprised of "commercial computer software" and "commercial computer software documentation" as such terms are used in 48 C.F.R. 12.212 (SEPT 1995) and is provided to the Government (i) for acquisition by or on behalf of civilian agencies, consistent with the policy set forth in 48 C.F.R. 12.212; or (ii) for acquisition by or on behalf of units of the Department of Defense, consistent with the policies set forth in 48 C.F.R. 227-7202-1 (JUN 1995) and 227.7202-3 (JUN 1995).

10. Export Control. Since this Software is subject to the export control laws of the United States, you may not export or re-export the Software without the appropriate United States and foreign government licenses. You shall otherwise comply with all applicable export control laws and shall defend, indemnify and hold Clarent and all Clarent suppliers harmless from any claims arising out of your violation of any export control laws.

11. Grant of Security Interest. To secure the obligations to Clarent under this Agreement, the
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undersigned hereby grants to Clarent a first priority security interest in any now existing or hereafter acquired Collateral (defined below). "Collateral" shall mean all Systems that have not been paid for in full, including all improvements, modifications, substitutions, replacements and proceeds thereof. Proceeds shall have the meaning given to such term in the Uniform Commercial Code as in effect in the State of California from time to time. At any time and from time to time, upon request of Clarent, and at your sole expense, you shall promptly execute and deliver any and all such further instruments and documents and take such further action as Clarent may reasonably request in order to perfect and maintain the first priority of Clarent's security interest, including, without limitation, the execution and delivery of UCC-1 financing statements. The undersigned hereby irrevocably constitutes and appoints Clarent, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of you and in your name or in its own name, from time to time at Clarent's discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to perfect and maintain the first priority of Clarent's security interest. The power of attorney granted pursuant to this Section 11 is a power coupled with an interest and shall be irrevocable until all of the obligations under this Agreement are paid and performed in full or until this Agreement is terminated, whichever is later. Notwithstanding anything herein to the contrary, this section and the security interest granted herein shall survive termination of this Agreement and shall remain effective until all obligations secured hereunder have been satisfied in full. You shall indemnify Clarent for all claims, losses, liabilities, damages, costs and expenses, including reasonable attorneys' fees, which Clarent may incur in connection with the enforcement of the security interest granted herein.

12. General. This Agreement shall for all purposes be governed by and interpreted in accordance with the laws of the State of California, USA, as those laws are applied to contracts entered into and to be performed entirely in California by California residents. The United Nations Convention on Contracts for the International Sale of Goods is specifically disclaimed. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable for any reason, the remaining provisions hereof shall be unaffected and remain in full force and effect. This Agreement is the final, complete and exclusive agreement between the parties relating to the subject matter hereof, and supersedes all prior or contemporaneous understandings and agreements relating to such subject matter, whether oral or written.

          /s/ Zalmen Ashkenazi
Customer:____________________________________

       President
Title:_______________________________________

      6/25/98
Date:________________________________________